EXHIBIT 99.1
                                                                    ------------




                                  NEWS RELEASE



                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800


                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                 FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2006

Woodland Hills, California, November 7, 2006 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended September 30, 2006, revenues were $13,659,332 and net income was $2,214,146 ($0.39 diluted income per share) compared with revenues of $15,204,435 and net income of $1,661,458 ($0.30 diluted income per share) for the quarter ended September 30, 2005. Revenues for the nine months ended September 30, 2006, were $41,400,153 and net income was $6,058,416 ($1.07 diluted income per share) compared with revenues of $46,347,872 and net income was $4,859,951 ($0.87 diluted income per share) for the nine months ended September 30, 2005.


Stockholders' equity was $55,170,325 at September 30, 2006, or $9.87 per common share including unrealized after-tax investment losses of $174,284 compared to stockholders' equity of $48,394,373 or $8.80 per common share including unrealized after-tax investment losses of $382,224 at December 31, 2005.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)


                                                       Three Months Ended             Nine Months Ended
                                                          September 30                   September 30
                                                          ------------                  ------------
                                                      2006          2005             2006           2005
                                                      ----          ----             ----           ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                    $14,007       $16,047           $43,145       $49,256
   Premium ceded                                       3,330         3,508            10,449        10,901
                                                      ------        ------            ------        ------
      Net premium earned                              10,677        12,539            32,696        38,355
   Investment income                                   1,522         1,047             4,277         3,138
   Other income                                           22            31                70            76
                                                      ------        ------            ------        ------
      Total Insurance Company Revenues                12,221        13,617            37,043        41,569

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,242         1,378             3,767         4,142
   Investment income                                      26            15                71            44
   Finance charges and fees earned                       168           188               513           580
   Other income                                            2             6                 6            13
                                                      ------        ------            ------        ------
      Total Revenues                                  13,659        15,204            41,400        46,348
                                                      ------        ------            ------        ------

Expenses
--------
Losses and loss adjustment expenses                    5,718         7,900            18,290        24,456
Policy acquisition costs                               2,252         2,620             7,018         7,947
Salaries and employee benefits                         1,435         1,310             4,118         3,869
Commissions to agents/brokers                            137           160               447           518
Other operating expenses                                 712           629             2,195         1,973
                                                      ------        ------            ------        ------
   Total Expenses                                     10,254        12,619            32,068        38,763
                                                      ------        ------            ------        ------

   Income Before Income Taxes                          3,405         2,585             9,332         7,585
Income Tax Provision                                   1,191           924             3,274         2,725
                                                       -----        ------             -----         -----

   Net Income                                         $2,214        $1,661            $6,058        $4,860
                                                       =====         =====             =====         =====


PER SHARE DATA
--------------
Basic
  Earnings Per Share                                   $0.40         $0.30             $1.09         $0.88
  Weighted Average Shares (000)                        5,590         5,496             5,560         5,496
Diluted
  Earnings Per Share                                   $0.39         $0.30             $1.07         $0.87
  Weighted Average Shares (000)                        5,661         5,611             5,648         5,613


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     53.3%         62.8%             55.7%         63.5%
Underwriting Expenses                                   29.4%         29.5%             29.8%         29.5%
                                                        ----          ----              ----          ----
  Combined Ratio                                        82.7%         92.3%             85.5%         93.0%
                                                        ====          ====              ====          ====